Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2019 Results

– Third-Quarter Revenue of $668.0 Million –

– Third-Quarter GAAP Earnings per Share of $1.46 and Non-GAAP Earnings per Share of $1.69 –

– Updates 2019 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 6, 2019--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2019. For the quarter, revenue was $668.0 million, an increase of 14.1% from $585.3 million in the third quarter of 2018.

Acquisitions, which principally included Citoxlab, contributed 7.5% to consolidated third-quarter revenue growth. The impact of foreign currency translation reduced reported revenue growth by 1.3%. Excluding the effect of these items, organic revenue growth of 7.9% was driven by contributions from all three business segments.

On a GAAP basis, third-quarter net income from continuing operations attributable to common shareholders was $72.8 million, an increase of 20.6% from net income of $60.4 million for the same period in 2018. Third-quarter diluted earnings per share on a GAAP basis were $1.46, an increase of 19.7% from $1.22 for the third quarter of 2018. The increases in GAAP net income and earnings per share were driven primarily by a non-cash, discrete tax benefit of $20.4 million, or $0.41 per share, related to the Company’s international financing structure, partially offset by higher acquisition-related costs. The Company’s venture capital investments represented a loss of $0.01 per share in the third quarter of 2019, compared to a gain of $0.08 for the same period in 2018. As previously disclosed, the Company’s venture capital investment performance has been excluded from non-GAAP results.

On a non-GAAP basis, net income from continuing operations was $83.8 million for the third quarter of 2019, an increase of 17.1% from $71.6 million for the same period in 2018. Third-quarter diluted earnings per share on a non-GAAP basis were $1.69, an increase of 16.6% from $1.45 per share for the third quarter of 2018. The non-GAAP net income and earnings per share increases were driven primarily by higher revenue and operating margin improvement.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are pleased with our overall third-quarter results, which were highlighted by mid-teens reported revenue growth and high-single-digit organic revenue growth, consistent with our long-term targets, and non-GAAP operating margin expansion that represented a positive step towards achieving our two-year target. We have spent the past several years investing internally to support growing demand, while striving to improve the scalability of the business. As a result of these investments, we believe that we now have an enhanced ability to leverage top-line growth and drive greater efficiency, which will enable us to continue to improve our operating margins.”

“We are the early-stage CRO partner of choice for our clients’ drug research, development, and manufacturing support efforts due to our extensive scientific expertise, which we believe is unique and unparalleled in the early-stage CRO universe. The investments that we have made have also created a more efficient and responsive organization that provides flexible, customized solutions to our clients. We believe we are well positioned to maintain and enhance our market leadership position, as well as to achieve our long-term strategic and financial goals and generate greater shareholder returns,” Mr. Foster concluded.

Third-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $132.5 million in the third quarter of 2019, an increase of 4.5% from $126.8 million in the third quarter of 2018. Organic revenue growth was 5.8%, driven primarily by higher revenue for research model services, as well as increased demand for research models in China. Research model services benefited from robust growth in the Insourcing Solutions (IS) business, including the contribution from a large government contract, which commenced in September 2018. The revenue increase was partially offset by lower sales volume for research models outside of China, particularly to large biopharmaceutical clients.

In the third quarter of 2019, the RMS segment’s GAAP operating margin increased to 25.9% from 25.3% in the third quarter of 2018. On a non-GAAP basis, the operating margin increased to 26.5% from 25.9% in the third quarter of 2018. The GAAP and non-GAAP operating margin increases were driven primarily by the research models business and ongoing operating efficiency initiatives, partially offset by the large IS government contract.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $420.1 million in the third quarter of 2019, an increase of 19.3% from $352.3 million in the third quarter of 2018. Acquisitions contributed 12.5% to DSA revenue growth, driven by the Citoxlab acquisition. Organic revenue growth of 7.9% was driven by both the Discovery Services and Safety Assessment businesses. By client segment, the DSA revenue increase was driven primarily by robust demand from biotechnology clients.

In the third quarter of 2019, the DSA segment’s GAAP operating margin decreased to 15.5% from 17.9% in the third quarter of 2018. The GAAP operating margin decline was driven primarily by acquisition-related costs primarily related to the Citoxlab acquisition, including amortization of intangible assets. On a non-GAAP basis, the operating margin decreased to 22.1% from 22.6% in the third quarter of 2018. The non-GAAP operating margin decline was driven primarily by the acquisition of Citoxlab, which has a lower operating margin than the legacy Safety Assessment business.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $115.3 million in the third quarter of 2019, an increase of 8.6% from $106.2 million in the third quarter of 2018. Organic revenue growth was 10.6%, driven by robust demand in the Biologics Testing Solutions and Microbial Solutions businesses.

In the third quarter of 2019, the Manufacturing segment’s GAAP operating margin increased to 34.0% from 31.3% in the third quarter of 2018. On a non-GAAP basis, the operating margin increased to 36.4% from 33.4% in the third quarter of 2018. The GAAP and non-GAAP operating margin increases were driven primarily by enhanced operating efficiency in the Microbial Solutions business and operating leverage from higher revenue in Biologics Testing Solutions business.

Updates 2019 Guidance

The Company is updating 2019 financial guidance, which was previously provided on July 31, 2019.

The moderated revenue growth guidance reflects two primary factors: a greater headwind from foreign exchange that reduces the reported growth rate and a slight moderation of the organic revenue growth outlook. The Company continues to expect organic revenue growth will be in the high-single-digit range in 2019, and within the same ranges as its previous guidance for each of the business segments.

The Company is narrowing its GAAP earnings per share guidance to the lower end of its previous range due primarily to higher acquisition-related and efficiency costs, partially offset by the non-cash, discrete tax benefit in the third quarter related to its international financing structure. Non-GAAP earnings per share guidance is being narrowed to the upper end of the previous range to reflect the Company’s third-quarter operating performance.

The Company’s revenue, earnings per share, and free cash flow guidance is as follows:

2019 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	15.0% - 15.5%	16% - 17%
Less: Contribution from acquisitions (1)	8.5% - 9.0%	8.5% - 9.0%
Add: Negative impact of foreign exchange	1.5% - 2.0%	1.0% - 1.5%
Revenue growth, organic (2)	8.25% - 8.75%	8.5% - 9.5%
GAAP EPS estimate	$4.65-$4.75	$4.65-$4.80
Amortization of intangible assets (3)	~$1.35	$1.35-$1.40
Charges related to global efficiency initiatives (4)	$0.20-$0.25	~$0.07
Acquisition-related adjustments (5)	$0.72-$0.75	$0.40-$0.45
Other items (6)	~$0.05	~$0.03
Venture capital investment (gains)/losses (7)	(~$0.08)	(~$0.09)
Discrete tax benefit (8)	($0.41)	--
Non-GAAP EPS estimate	$6.50 - $6.60	$6.45 - $6.60
Free cash flow (9)	$310 - $320 million	$310 - $320 million

Footnotes to Guidance Table:

(1) The contribution from acquisitions reflects only those acquisitions which have been completed.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign currency translation.

(3) Amortization of intangible assets includes an estimate of approximately $0.20 for the impact of the Citoxlab acquisition based on the preliminary purchase price allocation.

(4) These charges, which primarily include severance and other costs, relate primarily to the Company’s planned efficiency initiatives. Other projects in support of global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.

(5) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives. In addition, these adjustments include a charge associated with modification of a purchase option for the remaining 8% equity interest in Vital River. These costs are partially offset by the net impact of discrete tax items.

(6) Other items include third-party costs, net of insurance reimbursements, associated with the remediation of the unauthorized access into the Company’s information systems, which was detected in March 2019. In addition, other items include the write-off of deferred financing costs and fees related to debt financing.

(7) Venture capital investment performance only includes recognized gains or losses. The Company does not forecast future venture capital investment gains or losses.

(8) This item includes a non-cash, discrete tax benefit related to the Company’s international financing structure. The Company recorded a $20.4 million deferred tax asset relating to foreign indefinite-lived tax loss carryforwards, which it now expects to utilize in the future.

(9) The reconciliation of the current 2019 free cash flow guidance is as follows: Cash flow from operating activities of $450-$460 million, less capital expenditures of approximately $140 million, equates to free cash flow of $310-$320 million.

Webcast

Charles River has scheduled a live webcast on Wednesday, November 6, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the write-off of deferred financing costs and fees related to debt financing; third-party costs associated with the remediation of unauthorized access into our information systems detected in March 2019; the non-cash tax benefit related to our international financing structure; and investment gains or losses associated with our venture capital investments. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. Commencing in the first quarter of 2019, we exclude the performance of our venture capital investments due to the determination that such investment gains or losses are not core to our overall operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the projected future financial performance of Charles River and our specific businesses, including revenue (on both a reported, constant-currency, and organic growth basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions, including the acquisition of Citoxlab, on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; the impact of U.S. tax reform enacted in the fourth quarter of 2017; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; risks and uncertainties associated with the unauthorized access into its information systems reported on April 30, 2019, including the timing and effectiveness of adding enhanced security features and monitoring procedures, the status and effectiveness of the ongoing remediation process, the percentage of clients affected by the unauthorized access, and the potential revenue and financial impact related to the incident; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; the impact of Brexit; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2019 and the Quarterly Report on Form 10-Q as filed on July 31, 2019, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1 CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Service revenue	$523,169	$443,038	$1,479,991	$1,226,948
Product revenue	144,782	142,257	450,097	437,618
Total revenue	667,951	585,295	1,930,088	1,664,566
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	351,894	298,018	1,014,063	844,130
Cost of products sold (excluding amortization of intangible assets)	69,941	71,077	220,028	206,786
Selling, general and administrative	129,509	113,033	388,024	336,936
Amortization of intangible assets	23,805	18,805	65,611	47,813
Operating income	92,802	84,362	242,362	228,901
Other income (expense):
Interest income	385	230	838	694
Interest expense	(5,698)	(17,197)	(36,520)	(47,031)
Other (expense) income, net	(14,254)	5,910	(8,161)	24,069
Income from continuing operations, before income taxes	73,235	73,305	198,519	206,633
(Benefit) provision for income taxes	(317)	12,403	24,970	39,613
Income from continuing operations, net of income taxes	73,552	60,902	173,549	167,020
Income from discontinued operations, net of income taxes	—	—	—	1,506
Net income	73,552	60,902	173,549	168,526
Less: Net income attributable to noncontrolling interests	742	534	1,878	1,818
Net income attributable to common shareholders	$72,810	$60,368	$171,671	$166,708

Earnings per common share
Basic:
Continuing operations attributable to common shareholders	$1.49	$1.25	$3.53	$3.43
Discontinued operations	$—	$—	$—	$0.03
Net income attributable to common shareholders	$1.49	$1.25	$3.53	$3.47
Diluted:
Continuing operations attributable to common shareholders	$1.46	$1.22	$3.46	$3.36
Discontinued operations	$—	$—	$—	$0.03
Net income attributable to common shareholders	$1.46	$1.22	$3.46	$3.39

Weighted-average number of common shares outstanding;
Basic	48,818	48,310	48,682	48,098
Diluted	49,715	49,326	49,627	49,118

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2 CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands)

	September 28, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$164,759	$195,442
Trade receivables, net	524,074	472,248
Inventories	155,526	127,892
Prepaid assets	51,274	53,447
Other current assets	76,774	48,807
Total current assets	972,407	897,836
Property, plant and equipment, net	1,008,047	932,877
Operating lease right-of-use assets, net	140,359	—
Goodwill	1,521,619	1,247,133
Client relationships, net	620,868	537,945
Other intangible assets, net	81,257	72,943
Deferred tax assets	44,831	23,386
Other assets	193,174	143,759
Total assets	$4,582,562	$3,855,879

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$33,611	$31,416
Accounts payable	107,231	66,250
Accrued compensation	130,292	137,212
Deferred revenue	166,095	145,139
Accrued liabilities	130,015	106,925
Other current liabilities	114,402	71,280
Total current liabilities	681,646	558,222
Long-term debt, net and finance leases	1,882,593	1,636,598
Operating lease right-of-use liabilities	116,868	—
Deferred tax liabilities	165,480	143,635
Other long-term liabilities	171,243	179,121
Total liabilities	3,017,830	2,517,576
Redeemable noncontrolling interests	28,345	18,525
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 48,976 shares issued and 48,837 shares outstanding as of September 28, 2019, and 48,210 shares issued and 48,209 shares outstanding as of December 29, 2018	490	482
Additional paid-in capital	1,514,620	1,447,512
Retained earnings	213,767	42,096
Treasury stock, at cost, 139 and 1 shares, as of September 28, 2019 and December 29, 2018, respectively	(18,094)	(55)
Accumulated other comprehensive loss	(178,470)	(172,703)
Total equity attributable to common shareholders	1,532,313	1,317,332
Noncontrolling interest	4,074	2,446
Total equity	1,536,387	1,319,778
Total liabilities, redeemable noncontrolling interests and equity	$4,582,562	$3,855,879

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash flows relating to operating activities
Net income	$173,549	$168,526
Less: Income from discontinued operations, net of income taxes	—	1,506
Income from continuing operations, net of income taxes	173,549	167,020
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	146,262	120,198
Stock-based compensation	43,429	35,908
Deferred income taxes	(25,092)	(10,385)
Gain on venture capital investments	(5,724)	(22,760)
Other, net	4,865	10,036
Changes in assets and liabilities:
Trade receivables, net	(24,491)	(30,318)
Inventories	(12,981)	(10,340)
Accounts payable	24,481	(5,322)
Accrued compensation	(23,320)	6,088
Deferred revenue	(1,556)	33,491
Customer contract deposits	(7,586)	34,455
Other assets and liabilities, net	8,423	(26,904)
Net cash provided by operating activities	300,259	301,167
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(515,647)	(822,611)
Capital expenditures	(76,675)	(71,378)
Purchases of investments and contributions to venture capital investments	(17,664)	(20,535)
Proceeds from sale of investments	15	30,595
Other, net	(660)	(118)
Net cash used in investing activities	(610,631)	(884,047)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	2,071,175	2,392,201
Proceeds from exercises of stock options	26,982	30,228
Payments on long-term debt, revolving credit facility, and finance lease obligations	(1,798,620)	(1,832,805)
Payment of debt financing costs	—	(18,337)
Purchase of treasury stock	(18,040)	(13,791)
Other, net	(10,516)	—
Net cash provided by financing activities	270,981	557,496
Discontinued operations
Net cash used in operating activities from discontinued operations	—	(3,735)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	8,793	4,664
Net change in cash, cash equivalents, and restricted cash	(30,598)	(24,455)
Cash, cash equivalents, and restricted cash, beginning of period	197,318	166,331
Cash, cash equivalents, and restricted cash, end of period	$166,720	$141,876

Supplemental cash flow information:
Cash and cash equivalents	$164,759	$138,866
Restricted cash included in Other current assets	534	426
Restricted cash included in Other assets	1,427	2,584
Cash, cash equivalents, and restricted cash, end of period	$166,720	$141,876

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4 RECONCILIATION OF GAAP TO NON-GAAP SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1) (in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Research Models and Services
Revenue	$132,546	$126,811	$405,772	$391,195
Operating income	34,385	32,121	103,729	104,893
Operating income as a % of revenue	25.9%	25.3%	25.6%	26.8%
Add back:
Amortization related to acquisitions	341	385	1,042	1,202
Severance	381	65	1,106	808
Acquisition related adjustments (2)	—	—	2,201	—
Site consolidation costs, impairments and other items	—	238	257	822
Total non-GAAP adjustments to operating income	$722	$688	$4,606	$2,832
Operating income, excluding non-GAAP adjustments	$35,107	$32,809	$108,335	$107,725
Non-GAAP operating income as a % of revenue	26.5%	25.9%	26.7%	27.5%

Depreciation and amortization	$4,895	$4,811	$14,198	$14,565
Capital expenditures	$5,818	$8,166	$14,979	$18,105

Discovery and Safety Assessment
Revenue	$420,079	$352,257	$1,179,793	$958,665
Operating income	64,995	62,909	175,214	160,391
Operating income as a % of revenue	15.5%	17.9%	14.9%	16.7%
Add back:
Amortization related to acquisitions	21,560	16,204	58,067	39,796
Severance	1,848	30	2,533	973
Acquisition related adjustments (3)	4,524	269	8,516	1,466
Site consolidation costs, impairments and other items	(207)	26	(207)	(117)
Total non-GAAP adjustments to operating income	$27,725	$16,529	$68,909	$42,118
Operating income, excluding non-GAAP adjustments	$92,720	$79,438	$244,123	$202,509
Non-GAAP operating income as a % of revenue	22.1%	22.6%	20.7%	21.1%

Depreciation and amortization	$39,898	$31,433	$111,231	$83,262
Capital expenditures	$21,141	$10,800	$45,130	$34,496

Manufacturing Support
Revenue	$115,326	$106,227	$344,523	$314,706
Operating income	39,253	33,266	103,893	95,904
Operating income as a % of revenue	34.0%	31.3%	30.2%	30.5%
Add back:
Amortization related to acquisitions	2,204	2,217	6,802	6,816
Severance	248	—	549	870
Acquisition related adjustments (3)	62	(15)	218	—
Site consolidation costs, impairments and other items	180	—	1,485	159
Total non-GAAP adjustments to operating income	$2,694	$2,202	$9,054	$7,845
Operating income, excluding non-GAAP adjustments	$41,947	$35,468	$112,947	$103,749
Non-GAAP operating income as a % of revenue	36.4%	33.4%	32.8%	33.0%

Depreciation and amortization	$5,990	$5,709	$17,577	$17,313
Capital expenditures	$6,421	$2,709	$14,299	$12,731

Unallocated Corporate Overhead	$(45,831)	$(43,934)	$(140,474)	$(132,287)
Add back:
Severance	—	4,619	—	5,278
Acquisition related adjustments (3)	5,296	1,801	23,188	15,698
Other items (4)	$379	$—	$1,408	$—
Total non-GAAP adjustments to operating expense	$5,675	$6,420	$24,596	$20,976
Unallocated corporate overhead, excluding non-GAAP adjustments	$(40,156)	$(37,514)	$(115,878)	$(111,311)

Total
Revenue	$667,951	$585,295	$1,930,088	$1,664,566
Operating income	$92,802	$84,362	$242,362	$228,901
Operating income as a % of revenue	13.9%	14.4%	12.6%	13.8%
Add back:
Amortization related to acquisitions	24,105	18,806	65,911	47,814
Severance and executive transition costs	2,477	4,714	4,188	7,929
Acquisition related adjustments (2)(3)	9,882	2,055	34,123	17,164
Site consolidation costs, impairments and other items (4)	352	264	2,943	864
Total non-GAAP adjustments to operating income	$36,816	$25,839	$107,165	$73,771
Operating income, excluding non-GAAP adjustments	$129,618	$110,201	$349,527	$302,672
Non-GAAP operating income as a % of revenue	19.4%	18.8%	18.1%	18.2%

Depreciation and amortization	$51,758	$43,592	$146,262	$120,198
Capital expenditures	$35,163	$22,439	$76,675	$71,378

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This amount represents a $2.2 million charge recorded in connection with the modification of the option to purchase the remaining 8% equity interest in Vital River.

(3) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

(4) This amount relates to third-party costs, net of insurance reimbursements, associated with the remediation of the unauthorized access into the Company's information systems which was detected in March 2019.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5 RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1) (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Net income attributable to common shareholders	$72,810	$60,368	$171,671	$166,708
Less: Income from discontinued operations, net of income taxes	—	—	—	1,506
Net income from continuing operations attributable to common shareholders	72,810	60,368	171,671	165,202
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 4)	36,816	25,839	107,165	73,771
Write-off of deferred financing costs and fees related to debt refinancing	—	—	—	5,060
Venture capital (gains) losses	598	(5,376)	(5,724)	(22,760)
Tax effect of non-GAAP adjustments:
Tax effect from U.S. Tax Reform (2)	—	(2,800)	—	(2,800)
Tax effect from divestiture of CDMO business	—	(1,000)	—	(1,000)
Non-cash tax benefit related to international financing structure (3)	(20,368)	—	(20,368)	—
Tax effect of the remaining non-GAAP adjustments	(6,073)	(5,476)	(18,443)	(11,822)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$83,783	$71,555	$234,301	$205,651

Weighted average shares outstanding - Basic	48,818	48,310	48,682	48,098
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	897	1,016	945	1,020
Weighted average shares outstanding - Diluted	49,715	49,326	49,627	49,118

Earnings per share from continuing operations attributable to common shareholders
Basic	$1.49	$1.25	$3.53	$3.43
Diluted	$1.46	$1.22	$3.46	$3.36

Basic, excluding non-GAAP adjustments	$1.72	$1.48	$4.81	$4.28
Diluted, excluding non-GAAP adjustments	$1.69	$1.45	$4.72	$4.19

(1)Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)This adjustment is related to the refinement of one-time charges associated with the enactment of U.S. Tax Reform related to the transition tax on unrepatriated earnings (also known as the toll tax), and the revaluation of U.S. federal net deferred tax liabilities.

(3)This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6 RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended September 28, 2019	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	14.1%	4.5%	19.3%	8.6%
Decrease (increase) due to foreign exchange	1.3%	1.3%	1.1%	2.2%
Contribution from acquisitions (2)	(7.5)%	—%	(12.5)%	(0.2)%
Non-GAAP revenue growth, organic (3)	7.9%	5.8%	7.9%	10.6%

Nine Months Ended September 28, 2019	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	16.0%	3.7%	23.1%	9.5%
Decrease (increase) due to foreign exchange	1.9%	2.3%	1.4%	3.1%
Contribution from acquisitions (2)	(8.9)%	—%	(15.4)%	(0.2)%
Non-GAAP revenue growth, organic (3)	9.0%	6.0%	9.1%	12.4%

(1)Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)The contribution from acquisitions reflects only completed acquisitions. Manufacturing Support includes an immaterial acquisition of an Australian Microbial Solutions business.

(3)Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President, Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com